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Exhibit 10.1

FOURTH AMENDMENT

        This Fourth Amendment (this "Fourth Amendment") is entered into as of June 1, 2004 by and among TC PipeLines, LP, a Delaware limited partnership (the "Borrower"), the Lenders party to the Credit Agreement referred to below, and Bank One, NA, as agent for such Lenders. The parties hereto agree as follows:

        WHEREAS, the Borrower and Bank One, NA, individually and as Agent are parties to that certain Credit Agreement dated as of August 22, 2000 and amended pursuant to a First Amendment and Waiver dated as of April 15, 2002, a Second Amendment dated as of September 30, 2002 and a Third Amendment dated as of March 8, 2004 (as so amended, the "Agreement"), pursuant to which the Lenders party thereto agreed to make extensions of credit available to the Borrower on the terms and conditions set forth therein; and

        WHEREAS, the Borrower has requested amendments to the terms of the Agreement as are provided for in this Fourth Amendment and the Lenders and the Agent are willing to agree to the requested amendments.

        NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Agent, and the Lenders hereby agree as follows:

        Section 1.    Defined Terms.    Capitalized terms used and not otherwise defined in this Fourth Amendment shall have the meanings attributed to them in Article I of the Agreement.

        Section 2.    Amendment of Agreement.    Upon the satisfaction of the conditions precedent set forth in Section 4 of this Fourth Amendment but effective as of the date hereof, the Agreement shall be amended as follows:

        (a)   Section 4.2 of the Agreement is hereby amended by deleting Section 4.2(c) in its entirety and substituting in lieu thereof the following new Section 4.2(c):

          "(c) Either one of following subsections of this Section 4.2(c) shall be true and correct as of such Borrowing Date:

            (i)    The representations and warranties contained in Section 5.16(a) are true and correct as of such Borrowing Date; or

            (ii)   NBPC is not a "holding company", within the meaning of PUHCA, and NBPC, pursuant to that certain Securities and Exchange Commission Release No. 35-27809 (70-10200), issued on March 9, 2004, as a "nonutility subsidiary" of Enron Corp., a registered "holding company", within the meaning of PUHCA, is permitted to declare and make distributions to TC PipeLines Intermediate Limited Partnership."

        (b)   Section 5.16 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 5.16:

    "5.16. PUHCA. Either,

          (a)   Neither the Borrower nor any Owned Person is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an "affiliate" of a "subsidiary company" of a "holding company", within the meaning of PUHCA; or

          (b)   (i) Neither the Borrower nor any Owned Person other than NBPC is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", within the meaning of PUHCA, (ii) no Owned Person other than TC PipeLines Intermediate Limited Partnership ("TCPLI") is an "affiliate" of a "subsidiary company" of a "holding company", within the meaning of PUHCA, and (iii) TCPLI is not subject to any restriction under PUHCA with respect to its declaration or making of distributions to the Borrower."

        (c)   Section 6.7 of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.7:

          "6.7. Compliance with Laws. The Borrower will, will cause each of its Subsidiaries to, and will use commercially reasonable efforts to cause each Owned Person which is not a Subsidiary of the Borrower to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards (including, without limitation, all Environmental Laws) to which it may be subject the failure to comply with which could reasonably be expected to have a Material Adverse Effect."

        Section 3.    Representations and Warranties.    In order to induce the Lenders to execute and deliver this Fourth Amendment, the Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Agreement as amended by this Fourth Amendment provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement, this Fourth Amendment and the Agreement as amended by this Fourth Amendment. A Default under and as defined in the Agreement as amended by this Fourth Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

        Section 4.    Conditions Precedent.    This Fourth Amendment and the amendments provided for herein shall become effective as of the date hereof on the date (the "Closing Date") on which the Agent shall have received counterparts of this Fourth Amendment duly executed and delivered by the Agent, the Lender and the Borrower.

        Section 5.    Effect on the Agreement.    Except to the extent of the specific amendments provided for herein, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Fourth Amendment, all references in the Agreement (including references in the Agreement as amended by this Fourth Amendment) to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement as amended by this Fourth Amendment.

        Section 6.    Expenses.    The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Fourth Amendment.

        Section 7.    Entire Agreement.    This Fourth Amendment, the Agreement as amended by this Fourth Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

        Section 8.    Headings.    The headings, captions, and arrangements used in this Fourth Amendment are for convenience only and shall not affect the interpretation of this Fourth Amendment.

        SECTION 9.    GOVERNING LAW.    THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS LOCATED IN ILLINOIS.

        Section 10.    Counterparts.    This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first above written.

TC PIPELINES LP
By:	TC PipeLines GP, Inc., its general partner
By:	/s/ Wendy Hanrahan
Title:	Vice-President
By:	/s/ Amy Leong
Title:	Controller
BANK ONE, NA, Individually as a Lender and as Agent
By:	/s/ Kenneth J. Fatur
Title:	Director, Capital Markets

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  Exhibit 10.1